UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonus Plan

On January 27, 2015, the Compensation Committee of the Board of Trustees (the “Compensation Committee”) of Chesapeake Lodging Trust (the “Trust”) approved the parameters of the 2015 annual cash bonus plan for the Trust’s executive officers. Along with establishing the relevant performance metrics, the Compensation Committee set a framework for determining the amount of the annual cash bonus that each executive would be entitled to receive for 2015, assuming achievement by the executive and the Trust of the respective threshold, target and maximum performance levels under each metric of the cash bonus plan established for the year. In assessing the extent to which a particular component of the 2015 bonus plan has been achieved, the Compensation Committee will evaluate each component based on threshold, target and maximum levels of performance. Amounts earned for each component of the 2015 cash bonus plan will be interpolated if performance is between the threshold and target, or target and maximum, levels. The Compensation Committee may determine it appropriate to pay an additional bonus, subject to the limits set forth in the Trust’s equity plan, for performance above the maximum level of any component.

Performance Metrics for 2015 Cash Bonus Plan

As more fully described below, 2015 annual cash bonuses will be based on the extent to which the executive officers and the Trust achieve the Trust-wide and individually-designed performance objectives described below, which objectives remain generally unchanged from the metrics used in connection with the Trust’s 2014 cash bonus plan. As in 2014, no bonus will be paid pursuant to any component if the threshold level of performance for that component is not met.

AFFO/Share (Weight: 60%). The Trust believes that adjusted funds from operations, or “AFFO” (determined by adjusting the Trust’s FFO as calculated in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), to add back hotel acquisition costs and amortization of certain non-cash items, including intangible assets and unfavorable contract liabilities), represents the best financial measure by which to evaluate the Trust’s core operating results. Accordingly, the Compensation Committee has determined that 60% of the overall cash bonus for each executive officer will be based upon the level of AFFO/share generated by the Trust during 2015. The Trust’s executive officers will earn the target payout under this component if the Trust achieves 2015 AFFO/share equal to the midpoint of the Trust’s range of guidance for AFFO/share as announced on January 26, 2015 ($2.25/share). Threshold performance will be achieved if 2015 AFFO/share equals the target level of AFFO/share, less 7.5% ($2.08/share), and maximum performance will be achieved if 2015 AFFO/share equals the target level of AFFO/share, plus 7.5% ($2.42/share). Each of the threshold, target and maximum levels will be based on the Trust’s budgeted results of operations and will exclude the potential impact of any significant transactions, such as capital raises and acquisitions or dispositions. If any significant transaction were to occur, the impact of the transaction on reported AFFO/share will be evaluated by the Compensation Committee and, in the Compensation Committee’s discretion, an appropriate adjustment may be made to the threshold, target and maximum levels of AFFO/share to give effect to the impact of the transaction.

RevPAR Growth Compared to Industry-wide Performance (Weight: 20%). The Compensation Committee believes that a significant indicator of the Trust’s 2015 performance will be the growth of the room revenue per available room (“RevPAR”) generated by the Trust’s hotels compared to that generated by hotels operating in the respective segments of the U.S. lodging industry in which the Trust’s hotels are positioned. Accordingly, the Compensation Committee has determined that 20% of the overall 2015 cash bonus for each executive officer will be based upon a comparison of 2015 RevPAR growth at the Trust’s hotels against the weighted-average (calculated on the basis of the number of rooms the Trust has in each segment) 2015 RevPAR growth reported by Smith Travel Research (“STR”) for the respective segments as a whole. For purposes of the 2015 cash bonus plan, target performance will be achieved if the Trust’s 2015 RevPAR growth achieves the STR weighted-average; threshold performance will be achieved if the Trust’s 2015 RevPAR growth achieves the STR weighted-average, less 1.0%; and maximum performance will be achieved if the Trust’s 2015 RevPAR growth achieves the STR weighted-average, plus 1.0%.

Individual Performance Goals (Weight: 20%). In addition to Trust-wide performance goals, the Compensation Committee believes that individual performance goals relative to pre-determined objectives should play a role in the cash bonus payable to each executive officer. Accordingly, the Compensation Committee has determined that 20% of the overall cash bonus for each executive officer in 2015 will be based upon achievement of such individual performance goals.

The Compensation Committee has approved performance goals for each of the Trust’s executive officers, with the Compensation Committee retaining full discretion in respect of all amounts awarded under this portion of the 2015 cash bonus plan. Individual performance goals include, where appropriate, operational goals for the Trust and the respective functions over which each executive has operational or overall responsibility, monitoring and expanding internal programs in support of the Trust’s strategic plan, monitoring the Trust’s hotel portfolio to ensure that each hotel is efficiently operated and managed, evaluating and executing on renovation and repositioning opportunities with respect to each hotel, maintaining and expanding investor and industry relationships, undertaking leadership initiatives and other significant qualitative objectives. The Compensation Committee will not rely on any one particular objective or formula in determining appropriate short-term incentives, but rather on what the Compensation Committee considers to be value-added quantitative and qualitative goals in furtherance of the Trust’s compensation principles. No executive officer is guaranteed an award and, if performance is unsatisfactory, no bonus will be paid under the individual performance criterion of the 2015 cash bonus plan.

The following table depicts the cash bonus that each executive would be entitled to receive for 2015, measured as a percentage of 2015 base salary, assuming achievement by the executive and the Trust of the respective threshold, target and maximum performance levels under each metric of the 2015 cash bonus plan identified above.

Cash Bonuses Payable Based Upon Achievement of 2015 Bonus Plan Metrics

(as Percentage of 2015 Base Salary)

Executive Officer	Threshold	Target	Maximum
James L. Francis	50%	125%	250%
Douglas W. Vicari	35%	75%	150%
D. Rick Adams	35%	75%	150%
Graham J. Wootten	30%	65%	130%

2014 Bonus Determinations and 2015 Base Salary Adjustments

Also on January 27, 2015, the Trust’s Compensation Committee determined bonuses payable to its executive officers pursuant to the Trust’s 2014 cash bonus plan, which were determined in accordance with the terms of the 2014 bonus plan previously described, following appropriate adjustments made by the Compensation Committee for certain significant transactions and events that occurred in 2014. Mr. Francis was awarded a bonus of approximately 159% of his 2014 base salary; Mr. Vicari was awarded a bonus of approximately 119% of his 2014 base salary; Mr. Adams was awarded a bonus of approximately 119% of his 2014 base salary; and Mr. Wootten was awarded a bonus of approximately 103% of his 2014 base salary. In addition, the Compensation Committee approved 2015 base salary increases for Messrs. Adams and Wootten of approximately 19% and 8%, respectively.

Long-term Equity Awards

On January 27, 2015, the Compensation Committee approved grants to each executive officer, comprised of both time-based restricted shares vesting ratably over three years, and performance-based restricted shares vesting, if at all, based on the Trust’s total shareholder return, measured over a three-year performance period ending December 31, 2017 (the “Performance Period”), against the total return generated by the SNL US Hotel REIT Index prepared by SNL Financial LC (the “Index”). Mr. Francis was awarded 38,272 time-based and a maximum of 86,082 performance-based restricted shares; each of Messrs. Vicari and Adams was awarded 15,568 time-based and a maximum of 35,016 performance-based restricted shares; and Mr. Wootten was awarded 8,108 time-based and a maximum of 18,238 performance-based restricted shares.

The actual number of performance-based restricted shares that vest at the end of the Performance Period will be determined by comparing the Trust’s total shareholder return (“TSR”) to the total return of the Index over the Performance Period. For this purpose, the Trust’s TSR shall be calculated as follows:

TSR =	(December 31, 2017 Share Price * Adjusted Share Count) - December 31, 2014 Share Price
December 31, 2014 Share Price

The term “Adjusted Share Count” means one share plus the number of shares received in connection with the assumed reinvestment of all dividends paid during the period at the closing price of the Trust’s common shares on the ex-dividend date for each such dividend.

The term “Share Price” means, as of a particular date, the arithmetic mean of the closing share price as reported by the New York Stock Exchange over the ten (10) consecutive trading days prior to, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date). The total return generated by the Index will be calculated using a ten (10) consecutive trading day averaging period similar to the Trust’s TSR calculation.

If the Trust’s TSR is positive for the Performance Period, the performance-based restricted shares will vest only as follows:

•	If the Trust’s TSR for the Performance Period equals 67% of the total return produced by the Index, 25% of the performance-based restricted shares subject to vesting will vest.

•	If the Trust’s TSR for the Performance Period equals the total return produced by the Index, 50% of the performance-based restricted shares subject to vesting will vest.

•	If the Trust’s TSR for the Performance Period is between 67% and 100% of the total return produced by the Index, the number of performance-based restricted shares that will vest will be interpolated ratably between 25% and 50%.

•	If the Trust’s TSR for the Performance Period equals or exceeds 133% of the total return produced by the Index, 100% of the performance-based restricted shares subject to vesting will vest.

•	If the Trust’s TSR for the Performance Period is between 100% and 133% of the total return produced by the Index, the number of performance-based restricted shares that will vest will be interpolated ratably between 50% and 100%.

If the Trust’s TSR is negative for the Performance Period, no performance-based restricted shares will vest. If the Trust’s TSR is positive for the Performance Period and the total return produced by the Index is negative, 100% of the performance-based restricted shares subject to vesting will vest.

Notwithstanding any other provision of this Agreement, under no circumstances shall (i) the product of (A) the number of performance-based restricted shares that vest on December 31, 2017, as determined based on the vesting conditions described above, multiplied by (B) the closing price of the Trust’s common shares on December 31, 2017, as reported by the New York Stock Exchange (with such product referred to as the “Vesting Date Share Value”), exceed (ii) the product of (C) the number of performance-based restricted shares initially granted multiplied by (D) $67.45 (with such product referred to as the “Vesting Date Share Value Limit”). If the Vesting Date Share Value would otherwise exceed the Vesting Date Share Value Limit, then the number of performance-based restricted shares that shall be deemed to have vested shall be reduced to an amount equal to (x) the Vesting Date Share Value Limit divided by (y) the closing price of the Trust’s common shares on December 31, 2017, as reported by the New York Stock Exchange.

Employment Agreements

On January 27, 2015, in connection with its regular review of the Trust’s executive compensation program, the Compensation Committee approved and the Trust entered into new employment agreements with Messrs. Francis, Vicari, Adams and Wootten, in each case replacing the agreements previously delivered with each such officer in connection with his employment following the Trust’s initial public offering in 2010. The terms of the new employment agreements generally remain consistent with the terms established in 2010, but have been updated to give effect to the passage of time, the development of the Trust’s executive compensation program and Mr. Adams’ promotion to executive vice president.

The new agreements provide for an annual minimum base salary established at 2015 levels approved as described above, payable in approximately equal semi-monthly installments. The new agreements for Messrs. Francis, Vicari and Adams provide for a term ending January 27, 2017, and Mr. Wootten’s agreement provides for a term ending January 27, 2016, with each such term extended automatically for an additional year on each anniversary of the date of the agreement unless either party gives 90 days’ prior notice of non-renewal.

Each of these executives is entitled to receive benefits under the agreements if (1) we terminate the executive’s employment without cause, or (2) if there is a change in control during the term of the agreements and the executive resigns for good reason or is terminated without cause within 12 months following such change in control. Under these scenarios, each of the executives is entitled to receive (1) any accrued but unpaid salary and bonuses under the Trust’s then-current annual cash bonus plan, (2) reimbursement for any outstanding reasonable business expense, (3) vesting as of the executive’s last day of employment of any unvested options or restricted shares previously granted to the executive, (4) continued life and health insurance as described below, and (5) a severance payment calculated as described below. The term “cause” includes termination due to fraud, misappropriation or embezzlement, the conviction of any felony, breach of fiduciary duties, and breach of any material term of the employment agreement. The term “good reason” includes termination due to a substantial diminution of duties, relocation beyond fifty (50) miles from the Trust’s address, and a substantial reduction in base salary and other compensation other than as a result of the Trust’s failure to achieve performance targets.

If we terminate the executive without cause the severance payment is equal to two times in the case of Messrs. Francis, Vicari and Adams, or one times in the case of Mr. Wootten, his then current salary plus two times in the case of Messrs. Francis, Vicari and Adams, or one times in the case of Mr. Wootten, the greater of (1) the average of all bonuses paid to them during the preceding 36 months and (2) the most recent bonus paid to the executive. In addition, the executive is eligible to receive payment of life and health insurance coverage for a period of 24 months for Messrs. Francis, Vicari and Adams, and 12 months for Mr. Wootten, following such executive’s termination of employment.

If there is a change in control during the term of the agreements and within 12 months following a change in control, we terminate the executive without cause or he resigns for good reason, the severance payment is equal to three times in the case of Messrs. Francis, Vicari and Adams, or two times in the case of Mr. Wootten, his then current salary plus three times in the case of Messrs. Francis, Vicari and Adams, or two times in the case of Mr. Wootten, the greater of (1) the average of all bonuses paid to the executive during the preceding 36 months and (2) the most recent bonus paid to the executive. In addition, in the event of a termination or resignation following a change in control as described above, the executive will be eligible to receive payment of life and health insurance coverage for a period of 36 months for Messrs. Francis, Vicari and Adams, and 24 months for Mr. Wootten, following termination of employment. None of the agreements requires that the Trust make any “gross up” payments to compensate the executive for additional taxes, if any, imposed under Section 4999 of the Internal Revenue Code for receipt of excess parachute payments in the event of a termination or resignation following a change in control; however, each agreement provides that if (in the determination of a nationally recognized accounting firm engaged by the Trust to analyze this issue) such excise taxes may be imposed as a result of payments made to any executive in the event of a future change in control, the amount of such payments to such executive will be reduced to a level that will not exceed the amount that would trigger such excise taxes, if such reduction would put the executive in a better after-tax position.

Bonus payments will be made in one lump sum within 60 days following the end of the fiscal year in which such termination occurs. Severance payments will be paid in approximately equal installments on the Trust’s scheduled payroll dates and will be subject to the executive signing a general release.

In addition, the employment agreements for Messrs. Francis, Vicari and Adams provide up to $10,000 annually for a comprehensive physical and medical examination and up to $15,000 annually for financial planning services. These benefits will not continue beyond termination of the agreements. The employment agreements contain customary non-competition and non-solicitation covenants that apply during the term and for stated periods after the term of each executive’s employment with the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2015	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer